UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 12, 2002
                                (Date of Report)

                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                   0-9463                     75-2626358
(State or other jurisdiction of         (Commission                (IRS Employer
incorporation or organization)          file Number)         Identification No.)

                            1301 Waters Ridge Drive
                            Lewisville, Texas 75057
                    (Address of principal executive offices)

                                 (972) 353-6500
              (Registrant's telephone number, including area code)
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ULTRAK, INC. and SUBSIDIARIES

Item 5: Other Events


                        Ultrak Announces Board Changes &
                          Promotion of General Counsel


Lewisville, Texas - August 12, 2002 - Ultrak, Inc. (NASDAQ: ULTK) announces the election of Oliver M. Stahel as a director. NASDAQ approved Mr. Stahel as an independent director. He has been appointed as a member of the Audit Committee and Chairman of the Compensation Committee.

Mr. Stahel, age 67, has served as Vice-Chairman of Balmac International since 1997. Mr. Stahel is a Swiss national and has an extensive international business background, including high level experience and relations in Asia. He has been a member of the World Economic Forum Davos for several years. Mr. Stahel is also on the Boards of FINEX Europe, a division of the New York Cotton Exchange, the Liverpool Cotton Research Corporation, Willy Bogner GmbH (Munich), Maag Holding Zurich and others. Mr. Stahel's international contacts are expected to help enhance the Company's international opportunities in high margin markets.

The Company has also accepted the resignations of George K. Broady and Alastair J.A.B. Gunning from the Board of Directors.

Mr. Broady has been instrumental in Ultrak's growth and technological development during the last eleven years. He served as the Company's Chief Executive Officer and Chairman of the Board from March 1991 through April 2002. Broady led the effort to make Ultrak a public company, enabling it acquire additional technology and expanding into international markets.

Mr. Gunning has been a member of Ultrak's Board of Directors since October 2001. While he was on the Board, Mr. Gunning oversaw the $4.5 million private placement of additional shares.

Ultrak's Board of Directors now consists of Mr. Niklaus F. Zenger, Mr. Bryan Tate, Mr. Gerard Codeluppi, Mr. Michael Morris and Mr. Oliver M. Stahel.

Karen S. Austin, the Company's General Counsel, was promoted to Senior Vice-President. She will also provide leadership of a newly developed intellectual property management group. Ms. Austin has served as Ultrak's General Counsel since July 2001 and has been a key member of the Executive team. Prior to joining Ultrak, Austin served for 10 years as Assistant General Council for Overhead Door Corporation.

Item 7: Financial Statements and Exhibits

(a)  Financial Statements of businesses acquired.

     Not Applicable.

(b)  Pro Forma financial information.

     Not Applicable.

(c)  Exhibits.

     Not Applicable.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ULTRAK, INC.
                                        (Registrant)


Date: April 23, 2002               By:__________________________________________
                                      Chris Sharng, Senior Vice President and
                                      Chief Financial Officer


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